Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                      Registration Statement No. 333-132809-02




From:  [Personal Identification Redacted]
Sent:  Friday, April 28, 2006 11:08 AM
To:    [Undisclosed Recipients]
Cc:    [Personal Identification Redacted]
Subject:      GSAA 06-7 Computational Materials

     100PPC added

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS

ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GSAA0607
* Using basecase marketing assumptions
* Run to Call
* For AF2


      CPR             50 PPC          75 PPC         100 PPC         125 PPC
-------------------------------------------------------------------------------
     Price            Yield           Yield           Yield           Yield
---------------- --------------- --------------- --------------- --------------
    99.0000           6.0000          6.0551          6.1103          6.1684
    99.1250           5.9755          6.0193          6.0632          6.1094
    99.2500           5.9509          5.9835          6.0161          6.0504
    99.3750           5.9265          5.9478          5.9692          5.9916
    99.5000           5.9020          5.9121          5.9223          5.9329
    99.6250           5.8776          5.8765          5.8754          5.8743
    99.7500           5.8533          5.8410          5.8287          5.8157
    99.8750           5.8290          5.8055          5.7820          5.7573
    100.0000          5.8047          5.7701          5.7354          5.6989
    100.1250          5.7805          5.7347          5.6889          5.6407
    100.2500          5.7563          5.6994          5.6424          5.5825
    100.3750          5.7321          5.6641          5.5960          5.5245
    100.5000          5.7080          5.6289          5.5497          5.4665
    100.6250          5.6839          5.5937          5.5035          5.4086
    100.7500          5.6598          5.5586          5.4573          5.3509
    100.8750          5.6358          5.5236          5.4113          5.2932
    101.0000          5.6119          5.4886          5.3653          5.2356
---------------- --------------- --------------- --------------- --------------

---------------- --------------- --------------- --------------- --------------
      WAL              6.37            4.07            3.00            2.35
---------------- --------------- --------------- --------------- --------------
    Mod Dur            5.13            3.52            2.67            2.13
---------------- --------------- --------------- --------------- --------------
Principal Window  Apr10 - May16   Dec08 - Apr12   Apr08 - Aug10   Nov07 - Aug09
---------------- --------------- --------------- --------------- --------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      FWD
          -----------------------------
           Payment Date    LIBOR_1MO
          -------------- --------------
             5/25/2006     4.93584
             6/25/2006     5.05590
             7/25/2006     5.15689
             8/25/2006     5.17926
             9/25/2006     5.19237
            10/25/2006     5.21090
            11/25/2006     5.21785
            12/25/2006     5.20002
             1/25/2007     5.21314
             2/25/2007     5.16918
             3/25/2007     5.15233
             4/25/2007     5.14121
             5/25/2007     5.12622
             6/25/2007     5.11059
             7/25/2007     5.09202
             8/25/2007     5.07826
             9/25/2007     5.06819
            10/25/2007     5.05868
            11/25/2007     5.05131
            12/25/2007     5.04873
             1/25/2008     5.06066
             2/25/2008     5.04303
             3/25/2008     5.04717
             4/25/2008     5.05543
             5/25/2008     5.06017
             6/25/2008     5.06685
             7/25/2008     5.07213
             8/25/2008     5.07833
             9/25/2008     5.08402
            10/25/2008     5.09070
            11/25/2008     5.09781
            12/25/2008     5.10565
             1/25/2009     5.12936
             2/25/2009     5.12023
             3/25/2009     5.12713
             4/25/2009     5.14346
             5/25/2009     5.15254
             6/25/2009     5.16206
             7/25/2009     5.17126
             8/25/2009     5.17934
             9/25/2009     5.18651
            10/25/2009     5.19352
            11/25/2009     5.20034
            12/25/2009     5.20676
             1/25/2010     5.24408
             2/25/2010     5.21465
             3/25/2010     5.21709
             4/25/2010     5.22102
             5/25/2010     5.22682
             6/25/2010     5.23366
             7/25/2010     5.23990
             8/25/2010     5.24557
             9/25/2010     5.25143
            10/25/2010     5.25490
            11/25/2010     5.25939
            12/25/2010     5.26336
             1/25/2011     5.28887
             2/25/2011     5.26751
             3/25/2011     5.26806
             4/25/2011     5.27429
             5/25/2011     5.27644
             6/25/2011     5.28078
             7/25/2011     5.28289
             8/25/2011     5.28623
             9/25/2011     5.28986
            10/25/2011     5.29227
            11/25/2011     5.29567
            12/25/2011     5.29971
             1/25/2012     5.33187
             2/25/2012     5.30588
             3/25/2012     5.30745
             4/25/2012     5.31106
             5/25/2012     5.31320
             6/25/2012     5.31630
             7/25/2012     5.31879
             8/25/2012     5.32357
             9/25/2012     5.32585
            10/25/2012     5.32853
            11/25/2012     5.33296
            12/25/2012     5.33644
             1/25/2013     5.35513
             2/25/2013     5.34433
             3/25/2013     5.34727
             4/25/2013     5.35704
             5/25/2013     5.36233
             6/25/2013     5.36589
             7/25/2013     5.36914
             8/25/2013     5.37440
             9/25/2013     5.37761
            10/25/2013     5.38067
            11/25/2013     5.38467
            12/25/2013     5.38866
             1/25/2014     5.40580
             2/25/2014     5.39505
             3/25/2014     5.39668
             4/25/2014     5.40096
             5/25/2014     5.40540
             6/25/2014     5.40902
             7/25/2014     5.41211
             8/25/2014     5.41656
             9/25/2014     5.41968
            10/25/2014     5.42334
            11/25/2014     5.42658
            12/25/2014     5.43027
             1/25/2015     5.44541
             2/25/2015     5.43438
             3/25/2015     5.43544
             4/25/2015     5.43985
             5/25/2015     5.44155
             6/25/2015     5.44480
             7/25/2015     5.44812
             8/25/2015     5.45070
             9/25/2015     5.45343
            10/25/2015     5.45633
            11/25/2015     5.45966
            12/25/2015     5.46334
             1/25/2016     5.46507
             2/25/2016     5.46752
             3/25/2016     5.47122
             4/25/2016     5.46552
             5/25/2016     5.46811
             6/25/2016     5.47281
             7/25/2016     5.47479
             8/25/2016     5.47793
             9/25/2016     5.48113
            10/25/2016     5.48282
            11/25/2016     5.48542
            12/25/2016     5.48839
             1/25/2017     5.49035
             2/25/2017     5.49181
             3/25/2017     5.49111
             4/25/2017     5.49370
             5/25/2017     5.49531
             6/25/2017     5.49839
             7/25/2017     5.49971
             8/25/2017     5.50208
             9/25/2017     5.50403
            10/25/2017     5.50543
            11/25/2017     5.50846
            12/25/2017     5.50887
             1/25/2018     5.51170
             2/25/2018     5.51260
             3/25/2018     5.51222
             4/25/2018     5.51849
             5/25/2018     5.52013
             6/25/2018     5.52263
             7/25/2018     5.52410
             8/25/2018     5.52756
             9/25/2018     5.52788
            10/25/2018     5.52862
            11/25/2018     5.53059
            12/25/2018     5.53111
             1/25/2019     5.53225
             2/25/2019     5.53231
             3/25/2019     5.53136
             4/25/2019     5.53290
             5/25/2019     5.53479
             6/25/2019     5.53505
             7/25/2019     5.53550
             8/25/2019     5.53768
             9/25/2019     5.53766
            10/25/2019     5.53789
            11/25/2019     5.53893
            12/25/2019     5.53990
             1/25/2020     5.53993
             2/25/2020     5.54028
             3/25/2020     5.53967
             4/25/2020     5.54166
             5/25/2020     5.54152
             6/25/2020     5.54303
             7/25/2020     5.54432
             8/25/2020     5.54454
             9/25/2020     5.54490
            10/25/2020     5.54503
            11/25/2020     5.54533
            12/25/2020     5.54580
             1/25/2021     5.54385
             2/25/2021     5.54308
             3/25/2021     5.54074
             4/25/2021     5.54941
             5/25/2021     5.54890
             6/25/2021     5.54994
             7/25/2021     5.55051
             8/25/2021     5.55102
             9/25/2021     5.55231
            10/25/2021     5.55142
            11/25/2021     5.55256
            12/25/2021     5.55282
             1/25/2022     5.55257
             2/25/2022     5.55268
             3/25/2022     5.55146
             4/25/2022     5.55272
             5/25/2022     5.55223
             6/25/2022     5.55336
             7/25/2022     5.55187
             8/25/2022     5.55205
             9/25/2022     5.55214
            10/25/2022     5.55089
            11/25/2022     5.55087
            12/25/2022     5.55117
             1/25/2023     5.55053
             2/25/2023     5.54993
             3/25/2023     5.54709
             4/25/2023     5.54761
             5/25/2023     5.54640
             6/25/2023     5.54633
             7/25/2023     5.54450
             8/25/2023     5.54393
             9/25/2023     5.54282
            10/25/2023     5.54123
            11/25/2023     5.54124
            12/25/2023     5.53864
             1/25/2024     5.53850
             2/25/2024     5.53676
             3/25/2024     5.53401
             4/25/2024     5.53339
             5/25/2024     5.53254
             6/25/2024     5.52994
             7/25/2024     5.52795
             8/25/2024     5.52736
             9/25/2024     5.52456
            10/25/2024     5.52234
            11/25/2024     5.52077
            12/25/2024     5.51906
             1/25/2025     5.51645
             2/25/2025     5.51423
             3/25/2025     5.51094
             4/25/2025     5.50997
             5/25/2025     5.50793
             6/25/2025     5.50500
             7/25/2025     5.50224
             8/25/2025     5.50047
             9/25/2025     5.49733
            10/25/2025     5.49506
            11/25/2025     5.49216
            12/25/2025     5.49021
             1/25/2026     5.48588
             2/25/2026     5.48317
             3/25/2026     5.47911
             4/25/2026     5.48052
             5/25/2026     5.47681
             6/25/2026     5.47507
             7/25/2026     5.47326
             8/25/2026     5.47057
             9/25/2026     5.46849
            10/25/2026     5.46628
            11/25/2026     5.46409
            12/25/2026     5.46273
             1/25/2027     5.45967
             2/25/2027     5.45773
             3/25/2027     5.45446
             4/25/2027     5.45404
             5/25/2027     5.45112
             6/25/2027     5.44953
             7/25/2027     5.44745
             8/25/2027     5.44538
             9/25/2027     5.44415
            10/25/2027     5.44085
            11/25/2027     5.43940
            12/25/2027     5.43852
             1/25/2028     5.43596
             2/25/2028     5.43349
             3/25/2028     5.43152
             4/25/2028     5.42957
             5/25/2028     5.42739
             6/25/2028     5.42627
             7/25/2028     5.42356
             8/25/2028     5.42216
             9/25/2028     5.42028
            10/25/2028     5.41805
            11/25/2028     5.41738
            12/25/2028     5.41430
             1/25/2029     5.41367
             2/25/2029     5.41160
             3/25/2029     5.40826
             4/25/2029     5.40777
             5/25/2029     5.40570
             6/25/2029     5.40438
             7/25/2029     5.40227
             8/25/2029     5.40210
             9/25/2029     5.39911
            10/25/2029     5.39721
            11/25/2029     5.39634
            12/25/2029     5.39425
             1/25/2030     5.39297
             2/25/2030     5.39107
             3/25/2030     5.38833
             4/25/2030     5.38801
             5/25/2030     5.38717
             6/25/2030     5.38474
             7/25/2030     5.38296
             8/25/2030     5.38258
             9/25/2030     5.38021
            10/25/2030     5.37841
            11/25/2030     5.37733
            12/25/2030     5.37622
             1/25/2031     5.37432
             2/25/2031     5.37287
             3/25/2031     5.37039
             4/25/2031     5.37633
             5/25/2031     5.37443
             6/25/2031     5.37163
             7/25/2031     5.36908
             8/25/2031     5.36756
             9/25/2031     5.36484
            10/25/2031     5.36301
            11/25/2031     5.36035
            12/25/2031     5.35937
             1/25/2032     5.35590
             2/25/2032     5.35397
             3/25/2032     5.35120
             4/25/2032     5.35031
             5/25/2032     5.34746
             6/25/2032     5.34591
             7/25/2032     5.34390
             8/25/2032     5.34192
             9/25/2032     5.34075
            10/25/2032     5.33761
            11/25/2032     5.33626
            12/25/2032     5.33546
             1/25/2033     5.33308
             2/25/2033     5.33077
             3/25/2033     5.32790
             4/25/2033     5.32739
             5/25/2033     5.32529
             6/25/2033     5.32472
             7/25/2033     5.32184
             8/25/2033     5.32071
             9/25/2033     5.31944
            10/25/2033     5.31706
            11/25/2033     5.31595
            12/25/2033     5.31513
             1/25/2034     5.31352
             2/25/2034     5.31217
             3/25/2034     5.30880
             4/25/2034     5.30859
             5/25/2034     5.30691
             6/25/2034     5.30630
             7/25/2034     5.30417
             8/25/2034     5.30330
             9/25/2034     5.30200
            10/25/2034     5.30036
            11/25/2034     5.30025
            12/25/2034     5.29786
             1/25/2035     5.29781
             2/25/2035     5.29635
             3/25/2035     5.29371
             4/25/2035     5.29381
             5/25/2035     5.29240
             6/25/2035     5.29175
             7/25/2035     5.29035
             8/25/2035     5.29049
             9/25/2035     5.28872
            10/25/2035     5.28747
            11/25/2035     5.28732
            12/25/2035     5.28566
             1/25/2036     5.28522
             2/25/2036     5.28439
             3/25/2036     5.28284
             4/25/2036     5.30793
          -------------- --------------